UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

May 12, 2025

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023 (Commission File Number)	94-1620407 (IRS Employer Identification No.)

N/A1

(Address of Principal Executive Offices and zip code)

(415)-919-4040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Series	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1Effective as of July 1, 2024, the Company became a fully remote company. We do not maintain a principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Company’s principal executive offices may be directed to 505 Montgomery Street, 10th Floor, San Francisco, California 94111, or by email to auditcommittee@gtbiopharma.com.

 Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Preferred Stock and Warrants

On May 12, 2025, GT Biopharma, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified therein (collectively, the “Purchasers”) providing for the issuance and sale to the Purchasers of (i) up to 6,056 shares of the Company’s Series L 10% Convertible Preferred Stock (the “Preferred Stock”), (ii) warrants to purchase up to a number of shares of common stock of the Company (the “Common Stock”) equal to 100% of the shares of the Company’s Common Stock issuable upon conversion of the shares of Preferred Stock (the “Common Warrants”), and (iii) warrants to purchase up to a number of shares of Company’s Common Stock equal to the number of Greenshoe Conversion Shares (as defined in the Securities Purchase Agreement) issuable upon exercise of the Greenshoe Right (as defined below) (the “Vesting Warrants” and together with the Common Warrants, the “Warrants”), with an aggregate stated value of $6,055,555.56, for an aggregate purchase price of $5,450,000.00 (the “Offering”).

Pursuant to the Securities Purchase Agreement, each Purchaser may elect to purchase shares of Preferred Stock with an aggregate stated value of up to $22,000,000 (the “Greenshoe Rights”) for an aggregate purchase price of $19,800,000, subject to adjustments, as further described in the Securities Purchase Agreement. Each Purchaser is entitled to exercise its respective Greenshoe Rights for an amount of Preferred Stock equal to the ratio of such Purchaser’s original subscription amount to the original aggregate subscription amount of all Purchasers.

Pursuant to the Certificate of Designation designating the Preferred Stock (the “Certificate of Designation”) and subject to certain ownership limitations, the Preferred Stock may be converted at any time at the option of the Purchasers into shares of the Company’s Common Stock at an initial conversion price of $2.043, subject to certain conditions, as further described in the Certificate of Designation. In addition, the holders of the Preferred Stock are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 10% per annum until May 11, 2026, increasing to 12% per annum thereafter, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first date after the date of issuance of the Preferred Stock and on each Conversion Date (as defined in the Certificate of Designation), in cash, shares of the Company’s Common Stock (subject to the Company’s satisfaction of the conditions set forth in the Certificate of Designation), or a combination thereof. Upon the occurrence of certain triggering events, each holder has the right to require the Company to redeem the Preferred Shares at a premium, in accordance with and subject to certain conditions as further described in the Certificate of Designation.

Pursuant to the Securities Purchase Agreement, each Purchaser will be issued (i) a Common Warrant, each to purchase up to a number of shares of the Company’s Common Stock equal to 100% of the Conversion Shares underlying the Preferred Shares issued to such Purchaser and (ii) a Vesting Warrant (the exercisability of which shall vest ratably from time to time in proportion to the Purchaser’s (or its permitted assigns’) exercise of such Purchaser’s Greenshoe Rights pursuant to Section 2.4 of the Purchase Agreement), each to purchase up to a number of shares of the Company’s Common Stock equal to the number of Greenshoe Conversion Shares (as defined in the Securities Purchase Agreement) applicable to such Purchaser, in accordance with the Securities Purchase Agreement. The Common Warrants have an initial exercise price of $2.043 per share, are exercisable, subject to certain ownership limitations, immediately upon issuance and have a term of exercise equal to five years. The Vesting Warrants have an initial exercise price of $2.043 per share, are exercisable subject to certain vesting and ownership limitations, and have a term of exercise equal to five years from the date that the applicable warrant shares vest.

The Preferred Shares and Warrants both have full ratchet price protection and are subject to other adjustments, as further described in the Certificate of Designation or the Warrants, as applicable, subject, solely with respect to adjustments in connection with the exercise of Greenshoe Rights, a floor price of $0.454 per share (subject to adjustment for reverse and forward splits, recapitalizations and similar transactions).

The securities in the Offering were offered privately pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

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Registration Rights Agreement

The Company and the Purchasers entered into a registration rights agreement pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the public resale of the Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants. The Company has agreed to file a registration statement within 30 days after the initial closing and after each closing of the exercise of a Greenshoe Right in accordance with the Securities Purchase Agreement, to become effective no later than 90 days after filing. If these deadlines are not met, the Company will be liable for liquidated damages of 1.5% of the subscription amount paid by each Purchaser pursuant to the Securities Purchase Agreement. Further, if the Company fails to pay such liquidated damages within 7 days from the date payable, the Company will pay interest thereon at the prime rate plus 12% to each holder of the registerable securities.

Voting Agreement

Pursuant to the Securities Purchase Agreement, the Company agreed to hold a meeting of its stockholders at the earliest practical date after the execution of the Securities Purchase Agreement for the purpose of obtaining stockholder approval for the issuance, in the aggregate, of more than 19.99% of the number of shares of the Company’s Common Stock outstanding on the date of the initial closing (“Shareholder Approval”). In connection with the required Shareholder Approval, all of the Company’s officers and directors (each a “Voting Agreement Party”) entered into a Voting Agreement pursuant to which each Voting Agreement Party agreed to vote all shares of voting stock over which the Voting Agreement Party has voting control in favor of any resolution presented to the stockholders of the Company seeking Shareholder Approval.

Lock-Up Agreement

Pursuant to the Securities Purchase Agreement, the Company and its directors and officers entered into Lockup Agreements (the “Lockup Agreements”), pursuant to which each officer and director agreed not to sell or transfer any securities of the Company held by them for a period commencing on the date of the Lockup Agreement until 30 days after the later of (i) the Effective Date (as defined in the Securities Purchase Agreement) and (ii) the date that Shareholder Approval is obtained and deemed effective, subject to limited exceptions.

The foregoing descriptions of the terms of the Certificate of Designation, form of Common Warrant, form of Vesting Warrant, Securities Purchase Agreement, Registration Rights Agreement, Voting Agreement and Lockup Agreement are not intended to be complete and are qualified in their entirety by reference to such exhibits, which are filed herewith as Exhibits 3.1 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. Neither this current report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02 in its entirety.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.03 in its entirety.

On May 12, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series L 10% Convertible Preferred Stock with the Secretary of State of the State of Delaware, in the form attached as Exhibit 3.1 to this Current Report on Form 8-K. The Certificate of Designation creates and specifies the rights of Series L 10% Convertible Preferred Stock, including the terms and conditions on which shares of such preferred stock would convert into shares of our Common Stock, as well as its liquidation preference.

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Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Items 1.01 and 3.03 regarding the Certificate of Designation are incorporated by reference into this Item 5.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series L 10% Convertible Preferred Stock.
4.1	Form of Common Warrant.
4.2	Form of Vesting Warrant.
10.1	Securities Purchase Agreement, dated as of May 12, 2025, between the Company and the purchasers identified therein.
10.2	Registration Rights Agreement, dated as of May 12, 2025, between the Company and the purchasers identified therein.
10.3	Form of Voting Agreement.
10.4	Form of Lock-up Agreement.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: May 13, 2025	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer

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